UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2007

UNION BANKSHARES COMPANY

(Exact name of registrant as specified in its charter)

Maine	0-12958	01-0395131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

66 Main Street

Ellsworth, ME 04605

(Address of principal executive offices) (Zip Code)

(207) 667-2504

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 28, 2007, Union Bankshares Company (the “Company”) announced that Timothy R. Maynard resigned his position as Senior Vice President and Chief Financial Officer of the Company, effective September 28, 2007. In connection with his resignation, Mr. Maynard will receive a severance payment equal to 6 months pay at his regular salary rate.

The duties of principal financial officer of the Company will be assumed by Sally J. Hutchins, who will become Treasurer of the Company, in addition to her current role as Senior Vice President, Director of Human Resources, Secretary and Clerk.

Biographical and other information regarding Ms. Hutchins, including information regarding the Salary Continuation Agreement and Deferred Compensation Agreement between the Company and Ms. Hutchins, is provided in and is incorporated herein by reference to the Company’s proxy statement for its 2007 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission (the “SEC”) on May 15, 2007, the Company’s Current Report on Form 8-K filed with the SEC on August 15, 2007, the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2007, and the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2006.

In addition, on October 2, 2007, the Company announced that Kent D. Winters resigned his position as Senior Vice President and Regional Manager of the Company, effective October 2, 2007. In connection with his resignation, Mr. Winters will receive a severance payment equal to 6 months pay at his regular salary rate. The Company will not appoint a replacement for Mr. Winters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNION BANKSHARES COMPANY

By:	/s/ Peter F. Greene
Name:	Peter F. Greene
Title:	Senior Vice President and Chief Administration Officer

Date: October 3, 2007